Exhibit 10.14

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated as of                         , 2008 (this “Agreement”), is entered into by and between Rhino Resources, Inc., a Delaware corporation (the “Company”), and the Persons listed on Schedule I attached hereto (the “Holders”). The Company and the Holders are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Company and the Holders are parties to certain Contribution and Conveyance Agreement of even date herewith, pursuant to which the Company has agreed to issue to the Holders shares of the Company’s Common Stock in connection with the IPO (the “Contribution Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

“Affiliate” shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

“Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Qualified Public Offering” means the first closing of an underwritten public offering of Common Stock, after the IPO, registered under the Securities Act.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means any of the Company’s Common Stock issued to the Holders pursuant to the Contribution Agreement and any securities issuable with respect to any such Common Stock by way of distribution or in connection with any reorganization, recapitalization, merger, consolidation or otherwise.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (b) they have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provision) under the Securities Act, (c) with respect to any Holder, such Holder is not an Affiliate of the Company, and such shares may be sold freely by such Holder without restriction under Rule 144 (or any successor provision), or (d) they have ceased to be outstanding.

“Requisite Holders” means Holders of 5% of the Registrable Securities, individually or collectively.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act

“Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

 “SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1             Request for Registration.

(a)           If the Company receives at any time after the earlier of (i) a Qualified Public Offering or (ii) six (6) months after the closing date of the Contribution Agreement, a written request from Requisite Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall:

(i)            within ten (10) days of the receipt thereof, give written notice of such request to all other Holders;

(ii)           as soon as reasonably practicable, file a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered, which request shall be given within fifteen (15) days after mailing of the notice of the Company made in accordance with Section 2.1(a), subject to the limitations of Section 2.1(b); and

(iii)          use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after the initial filing thereof.

All requests made pursuant to this Article II shall specify the amount of Registrable Securities to be registered and the intended methods of disposition thereof.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) and the Company shall include such information in the written notice given to all other Holders pursuant to Section 2.1(a).  The underwriters shall be selected by the Company.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.3(d)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all other Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated in the following manner; (i) first, the shares of the Registrable Securities held by all Holders of the Registrable Securities including the Initiating Holders, except those shares of the Registrable Securities held by Rhino Energy Holdings LLC, shall be excluded from underwriting to the extent required by such limitation in proportion (as nearly as practicable) to the number of Registrable Securities owned by such Holder and (ii) second, if a limitation on the number of shares is still required, the shares of the Registrable Securities held by Rhino Energy Holdings LLC shall be excluded from underwriting to the extent required by such limitation.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(c)           The Company shall not be obligated to effect, or to take any action to effect, any registration:

(i)            more than once in any six month period;

(ii)           more than three times in total; or

(iii)          in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

(d)           Notwithstanding the foregoing, if the Company furnishes to the Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

Section 2.2             Company Registration.  If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities by the Company solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration statement on which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or a shelf registration on Form S-3), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.3, the Company shall, subject to the provisions of Section 2.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be paid by the Company in accordance with Section 2.6 hereof.

Section 2.3             Obligations of the Company.  Whenever required under this Article II to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the

Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)           prepare and file with the SEC amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)           furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(e)           cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a national securities exchange and each securities exchange on which similar securities issued by the Company are then listed;

(f)            provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(g)           use its reasonable commercial efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article II, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

Section 2.4             Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

Section 2.5             Expenses of Demand Registration.  All expenses, other than underwriting discounts and commissions for such Holders incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including, without limitation all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and such Holders shall be paid by the Company.

Section 2.6             Expenses of Company Registration.  The Company shall pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 for each Holder (which right may be assigned as provided in Section 2.10 hereof), including, without limitation, all registration, filing, and qualification fees, printers and accounting fees and disbursements of counsel relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

Section 2.7             Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated in the following manner: (i) first, the shares of the Registrable Securities held by all selling stockholders participating in such offering, except those shares of the Registrable Securities held by Rhino Energy Holdings LLC, shall be excluded from underwriting to the extent required by such limitation in proportion (as nearly as practicable) to the number of Registrable Securities owned by such Holders and (ii) second, if a limitation on the number of shares is still required, the shares of the Registrable Securities held by Rhino Energy Holdings LLC shall be excluded from underwriting to the extent required by such limitation.

Section 2.8             Delay of Registration/Effectiveness.

(a)           No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

(b)           The Company shall notify the Holders requesting registration pursuant to this Agreement, at any time when a prospectus relating to the requisite registration statement is required to be delivered under the Securities Act (within the period that the Company is required to keep such registration statement effective), of the happening of any event as a result of which the prospectus included in the requisite registration statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated in the prospectus or that is necessary to make the statements in the prospectus, in light of the circumstances in which they were made, not misleading.  The Company shall prepare (and, as soon as reasonably practicable, file) a supplement or amendment to that prospectus so that, as thereafter delivered to the purchasers of those securities covered by such registration statement, that prospectus does not contain an untrue statement of a material fact or omit to state any material fact required to be stated in the prospectus or that is necessary to make the statements in the prospectus, in light of the circumstances in which they were made, not misleading.  However, if the Board of Directors of the Company determines in its good faith judgment that filing any supplement or amendment to such registration statement to keep such registration statement available for use by such Holders for resales of the securities covered by such registration statement would require the Company to disclose material information that the Company has a bona fide business purpose for preserving as confidential, then, upon the Company’s notice to each Holder (the “Suspension Notice”), the Company’s obligation to supplement or amend such registration statement shall be suspended.  Such suspension shall remain in effect until the Company notifies such Holders in writing that the reasons for suspending those obligations no longer exist and the Company amends or supplements such registration statement as may be required.  As soon as a Holder receives a Suspension Notice from the Company under this Section 2.8(b), the Holder shall immediately discontinue disposing of securities covered by such registration statement until such Holder receives copies of the supplemented or amended prospectus referred to in this Section 2.8(b).  At the Company’s request, each Holder shall deliver to the Company all copies of the prospectus covering such securities current at the time of that request.

Section 2.9             Indemnification.  In the event any Registrable Securities are included in a registration statement under this Article II:

(a)           To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company shall pay to each such Holder, underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b)           To the extent permitted by law, each selling Holder shall severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder shall pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.9, then, and in each such case, the Company and such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’

relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case, (A) no such Holder shall be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such holder pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Holder, except in the case of willful fraud by such Holder.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

(f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article II, and shall survive the termination of this Agreement.

Section 2.10           Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Article II may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or stockholder of a Holder or (ii) is a Holder’s family member or trust for the benefit of an individual Holder, provided, that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

Section 2.11           Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Article II after ten years following the consummation of the IPO.

ARTICLE III

MISCELLANEOUS

Section 3.1             Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders.  The Holders at the time or thereafter outstanding shall be bound by any consent authorized by this Article III, whether or not such Registrable Securities shall have been marked to indicate such consent.

Section 3.2             Nominees for Beneficial Holders.  In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of this Agreement.  If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

Section 3.3             Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by confirmed facsimile transmission, (c) sent by overnight courier, or (d) sent by certified or registered mail, return receipt requested, postage prepaid.

If to the Company:

Rhino Resources, Inc.
3120 Wall Street, Suite 310
Lexington, Kentucky 40513
Attention:  General Counsel
Fax:  (853) 389-6588

and if to the Holders, to the address set forth opposite such Holder’s name on the counterpart signature page to this Agreement or such other address specified in writing by such Holder upon its receipt of Registrable Securities.

All notices, requests, consents and other communications hereunder shall be deemed to have been received:  (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above; (b) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise; (c) if sent by overnight courier, on the next business day following the day such mailing is made; or (d) if sent by certified or registered mail, return receipt requested, on the date indicated as the receipt date on such returned receipt, or on the 5th day following the time of such mailing thereof to such address (or in the case that such 5th day is a Saturday, Sunday or a legal holiday, on the immediately following business day), if a receipt is not returned.

Section 3.4             Transfers, Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 3.5             Cost of Enforcement.  If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.

Section 3.6             Severability.  The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 3.7             Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.8             Entire Agreement/Amendment.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and except as otherwise provided herein, supersedes all prior agreements or understandings written or oral in respect thereof.  This Agreement may be amended or modified at any time or from time to time only by a written instrument specifically stating that such written instrument is intended to amend or modify this Agreement signed by the Parties hereto.

Section 3.9             Governing Law.  This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

Section 3.10           Headings.  The paragraph headings contained herein are for convenience and reference only and shall not be given effect in the interpretation of any term or condition of this Agreement.

Section 3.11           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

RHINO RESOURCES, INC.

By:
Nicholas R. Glancy
President and Chief Executive Officer

HOLDERS:

Rhino Energy Holdings LLC	RHINO ENEGY HOLDINGS LLC
c/o Wexford Capital LLC
411 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: General Counsel	By:
Fax:	Name:
Title:

SIGNATURE PAGE

REGISTRATION RIGHTS AGREEMENT

Schedule I

Holders

Rhino Energy Holdings LLC

I-1